UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 23, 2020

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COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVLG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2020, Covenant Transport Solutions, LLC (“CTS”), doing business as Transport Financial Services (“TFS”) and an indirect wholly owned subsidiary of Covenant Logistics Group, Inc., a Nevada corporation (the “Company” and collectively with CTS, “Covenant”), and the Company entered into an Account Management Agreement, Amendment to Purchase Agreement, and Mutual Release (the “Account Management Agreement”) with Advance Business Capital LLC (“ABC”), an indirect wholly owned subsidiary of Triumph Bancorp, Inc. (“TBI” and collectively with ABC, “Triumph”), and TBI.  Pursuant to the Account Management Agreement, CTS and Triumph agreed to amend that certain Accounts Receivable Purchase Agreement (the “Purchase Agreement”), dated as of July 8, 2020, by and among CTS and Triumph as follows: (a) CTS shall sell the 630,268 shares of TBI common stock received pursuant to the Purchase Agreement and pay the cash proceeds thereof to Triumph, (b) the opportunity for CTS to earn net contingent cash consideration of up to approximately $9.9 million is eliminated, and (c) certain indemnification obligations of CTS are eliminated and replaced with Covenant’s obligation to indemnify ABC for losses incurred by ABC related to the $62,167,152 in over-formula advances made to specified clients identified in the Account Management Agreement (the “Over-Formula Advance Portfolio”) with Covenant responsible for and will indemnify ABC for 100% of the first $30 million of any losses incurred by ABC related to the Over-Formula Advance Portfolio, and for 50% of the next $30,000,000 of any losses incurred by ABC, for total indemnification by Covenant of $45 million (the “Amended Transaction”).

In connection with the Account Management Agreement, on September 23, 2020, TBK Bank, SSB, as lender and agent for Triumph (“TBK Bank”), provided Covenant with a $45 million line of credit (the “Draw Note”), the proceeds of which are to be used solely to satisfy Covenant’s indemnification obligations under the Account Management Agreement. Covenant may borrow pursuant to the Draw Note until September 23, 2025. Any amount outstanding under the Draw Note will accrue interest at a per annum rate equal to one and one-half (1.5) percentage points over LIBOR, provided, however, that LIBOR shall be deemed to be at least 0.25%.  Accrued interest is due monthly and the outstanding principal balance is due on September 23, 2026. To secure Covenant’s obligations under the Account Management Agreement and the Draw Note, Covenant and certain other wholly owned subsidiaries pledged certain unencumbered revenue equipment with an estimated net orderly liquidation value of $60 million (the “Equipment Collateral”). The Draw Note includes usual and customary events of default for a facility of this nature and provides that, upon occurrence and continuation of an event of default, payment of all amounts payable under the Draw Note may be accelerated.

Pursuant to the Account Management Agreement, Covenant and Triumph have (x) agreed to certain terms related to the management of the Over-Formula Advance Portfolio, and the terms by which Covenant may provide assistance to maximize recovery on the Over-Formula Advance Portfolio and (y) provided mutual releases to each other related to any and all claims related to the transactions contemplated by the Purchase Agreement or the Over-Formula Advance Portfolio.  Also in connection the Account Management Agreement, Covenant agreed to dismiss, with prejudice, the declaratory judgment action filed in the 95th Judicial District Court of Dallas County, Texas (removed to the United States District Court, Northern District of Texas), related to the Purchase Agreement and the transactions contemplated thereby.

In connection with the Amended Transaction, on September 23, 2020, the Company and substantially all of its direct and indirect wholly owned subsidiaries entered into a Seventeenth Amendment to Third Amended and Restated Credit Agreement (the “Seventeenth Amendment”) with Bank of America, N.A., as agent (the “Agent”), and JP Morgan Chase Bank, N.A. (together with the Agent, the “Lenders”), which amended that certain Third Amended and Restated Credit Agreement, dated September 23, 2008, by and among the Company, substantially all of its direct and indirect subsidiaries, the Agent, and the Lenders, as amended from time to time (the “Credit Agreement”).  The Seventeenth Amendment amended the Credit Agreement by, among other things, permitting the Amended Transaction, the Draw Note, and the pledge of the Equipment Collateral.

The foregoing descriptions of the Account Management Agreement, the Amended Transaction, the Draw Note and the Seventeenth Amendment do not purport to be complete and are qualified in their entirety by reference to the Account Management Agreement, the Draw Note, and the Seventeenth Amendment, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the Draw Note is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On September 23, 2020, the Company issued a press release announcing the Amended Transaction and an update to its third quarter 2020 financial guidance.  The new financial guidance anticipates an adjusted operating ratio(1) in the low 90’s as compared to the Company’s previously disclosed expectations of an adjusted operating ratio(1) in the mid 90’s, third quarter freight revenue (which excludes fuel surcharge revenue) to be in the range between $190 million to $200 million, average tractor count to be approximately 2,525 and average freight revenue per tractor per week to be approximately $4,025, assuming no significant reversal in current market conditions.

The purchase accounting for the Amended Transaction has not yet been finalized. The previously disclosed $26.5 million estimated gain is expected to be reduced to a modest third quarter gain or loss reflecting the impact of the amended terms.  These expectations exclude the impact of any future indemnification obligations as such amounts currently cannot be estimated. Future indemnification obligations will be recorded as expenses in the periods recognized, which could increase the volatility of our reported future financial results.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(1) In addition to operating ratio, we use adjusted operating ratio, a non-GAAP measure, as a key measures of profitability. Adjusted operating ratio means operating expenses, net of fuel surcharge revenue, excluding amortization of intangibles, and significant unusual items, divided by total revenue, less fuel surcharge revenue. Adjusted operating ratio is not a substitute for operating ratio measured in accordance with GAAP. There are limitations to using non-GAAP financial measures. We believe our presentation of adjusted operating ratio is useful because it provides investors and securities analysts with supplemental information that we use internally for purposes of assessing profitability. Further, our Board and management use adjusted operating ratio on a supplemental basis to remove items that may not be an indicator of performance from period-to-period. Although we believe that adjusted operating ratio improves comparability in analyzing our period-to-period performance, it could limit comparability to other companies in our industry, if those companies define such measures differently. Because of these limitations, adjusted operating ratio should not be considered a measure of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis. The timing and amount of charges that we exclude from our calculation of adjusted operating ratio cannot be reliably predicted or estimated. Therefore, the Company believes a reconciliation of adjusted operating ratio to operating ratio for projected results is not meaningful or available without unreasonable effort.

Item 8.01	Other Events.

The Company is amending and restating in its entirety the risk factor formerly entitled “We are involved in a dispute arising from our disposition of substantially all of the operations and assets of TFS, which could have a material adverse effect on our business, financial condition, and results of operation”, from its Form 10-Q for the quarter ended June 30, 2020, as set forth below. This risk factor supplements, and should be read in conjunction with, the other risk factors set forth under “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2019, Form 10-Q for the quarter ended March 31, 2020, as amended, and Form 10-Q for the quarter ended June 30, 2020.

We may incur additional charges in connection with the disposition of substantially all of the operations and assets of TFS, which could have a material adverse effect on our results of operations, cash flows, available liquidity, and total indebtedness.

During the third quarter of 2020, we sold substantially all of the operations and assets of TFS.  In connection with the sale of TFS’ assets, we agreed to indemnify the purchaser of TFS’ assets for certain advances we made to specified clients prior to the sale. We are responsible for and will indemnify the purchaser for 100% of the first $30 million of any losses incurred by the purchaser related to these advances, and for 50% of the next $30 million of any losses incurred by the purchaser, for total indemnification by us of $45 million.  Our indemnification obligations are secured by certain revenue equipment.

We have not accrued a liability for our indemnification obligations as of the date hereof.  We will record liabilities, if any, when they become probable and capable of estimation in accordance with GAAP.  The accrual of material liabilities and payment of amounts with respect to the indemnification obligations could create volatility in our reported future financial results and have an adverse effect on our results of operations, cash flows, available liquidity, and total indebtedness.

Due to the amended terms for the sale of TFS’ assets, the previously disclosed $26.5 million estimated gain is expected to be reduced to a modest third quarter 2020 gain or loss. The gain or loss ultimately recorded is subject to change based upon finalization of purchase accounting for the transaction.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Covenant Logistics Group, Inc. press release, dated September 23, 2020.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

The information contained in Items 7.01 and 9.01 of this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Item 1.01, 2.03, 7.01, 8.01 and 9.01 of this report may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: September 23, 2020	By:	/s/ M. Paul Bunn
M. Paul Bunn
Executive Vice President, Chief Financial Officer, and Secretary